"Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked by [****], have been separately filed with the Commission."



                                LICENSE AGREEMENT

                                     between

F.HOFFMANN-LA ROCHE LTD, Grenzacherstrasse 124, CH-4070 Basel,
         Switzerland, and

HOFFMANN-LA ROCHE INC., 340 Kingsland Street, Nutley, New Jersey 07110-
         1199, U.S.A.
         (hereinafter both jointly called "ROCHE")

                                       and

HUMAN GENOME SCIENCES, INC., 9410 Key West Avenue, Rockville, Maryland 20850, USA (hereinafter called "HGS")

                             ***********************


WITNESSETH

WHEREAS, HGS professes to ROCHE to have substantial knowledge and expertise in and owns or has rights to certain technology relating to genes and gene sequencing, and

WHEREAS, ROCHE desires to utilize HGS Know-How (as hereinafter defined) to research and develop Target Products and Products (other than Vaccines and Immunotherapeutic Products against infectious agents).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereby agree as follows:

1.       DEFINITIONS
         -----------

         For purposes of this Agreement, the terms defined in this Article 1 shall have the respective meanings set forth below:

1.1      "Affiliate"  shall  mean,  with  respect to either  party  hereto,  any corporation, partnership or other business entity controlled by, controlling or under common control with either such party, with "control" meaning direct or indirect beneficial ownership of at least fifty percent (50 %) of the voting interest of such corporation or other business entity. The term Affiliate of ROCHE shall not include Genentech Inc, 460 Point San Bruno Bid, South San Francisco, California, U.S.A unless ROCHE opts for such inclusion by giving a written notice to HGS.

1.2 "Assembled Genome" shall mean the final results of the genome assembly of a Streptococcus pneumoniae strain whose accuracy, quality, strategy and time lines are set forth in Appendix 1, attached hereto and made a part hereof.

1.3 "FDA" shall mean the United States Food and Drug Administration or the equivalent regulatory agency in a Major Market Country.

1.4 "Field" shall mean the prevention, diagnosis or treatment of infectious diseases in humans excluding Vaccines and Immunotherapeutics.

1.5 The term "First Commercial Sale" shall mean in each country the first sale of any Product as part of a nationwide launch of Product by ROCHE, its Affiliates or sublicensees following approval of its marketing (including pricing) by the appropriate governmental agency for the country in which the sale is to be made and when governmental approval is not required, the first such sale in that country.

1.6 "HGS" shall mean and include Human Genome Sciences, Inc. and its Affiliates.

1.7 "HGS Know-How" shall mean all information and data with respect to the Assembled Genome which is owned by HGS or as to which HGS has a transferable interest and which is in the possession of HGS prior to providing the Assembled Genome to ROCHE as set forth herein.

1.8 "HGS Patents" shall mean any and all patents and patent applications anywhere in the world which are or will be owned by HGS or as to which HGS has a transferable interest which is based on an invention conceived or reduced to practice prior to delivery of the Assembled Genome to ROCHE as set forth herein and which invention is directed to a polynucleotide contained in the Assembled Genome or to an expression product thereof or to an antibiotic produced by S. pneumoniae.

1.9 "Immunotherapeutics" shall mean products incorporating antibodies and/or fragments thereof and/or derivatives thereof derived from Technology, which have a protective or therapeutic effect against infectious agents.

1.10 "Licensee" means any person or entity granted a right or license by ROCHE to manufacture and/or use and/or sell a Product and/or Target Product.

1.11 "Major Market Country" shall mean any one of the following countries: the United States of America, France, Italy, Germany, United Kingdom or Japan.

1.12 "NDA" shall mean a New Drug Application or Product License Application by which approval is sought to sell a Product in the United States of America pursuant to the regulations of the FDA or an equivalent application in a Major Market Country.

"The information below marked [****] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission."
                                      -4-



1.13 "Net Sales" shall mean the gross sales of the Product to third parties less deductions of returns (including withdrawals and recalls), rebates (price reductions, including Medicaid and similar types of rebates e.g. chargebacks), volume (quantity) discounts, discounts granted at the time of invoicing, sales taxes and other taxes directly linked to and included in the gross sales amount as computed in the central ROCHE's Swiss Francs Sales Statistics for the countries concerned, whereby the amount of such sales in foreign currencies is converted into Swiss Francs at the average monthly rate of exchange at the time.

         From the so adjusted gross sales there shall be a lump sum deduction of [****] for those sales related deductions which are not accounted for on a product-by-product basis (e.g. outward freights, transportation insurance, packaging materials for dispatch of goods, custom duties, discounts granted later than at the time of invoicing, cash discounts and other direct sales expenses).

1.14 "Product(s)" shall mean a pharmaceutical preparation or composition containing the Substance as its active ingredient(s).

1.15 "Research" shall mean the activities conducted directly or indirectly by ROCHE to discover and develop Products and Target Products in the Field.

1.16 "S. Aureus Data" shall mean the DNA sequencing data set forth in Appendix II, attached hereto and made a part hereof.

1.17 "Substance" shall mean a polypeptide expressed by a polynucleotide from an Assembled Genome or an antibiotic produced by S. pneumoniae which is identified by or on behalf of ROCHE prior to the Assembled Genome being generally available to the public and which was not known to the general public prior to such identification by or on behalf of ROCHE.

1.18 "Target" shall mean a polynucleotide (or expression product thereof) present in the Assembled Genome, which polynucleotide (or expression product thereof) is selected as a target for screening by ROCHE.

1.19 "Target Product" shall mean any product, material, substance or composition which results directly or indirectly from screening against a Target. For the avoidance of doubt a product, substance or material or composition which is based on or derived from a product, material, substance or composition which is identified by screening against a Target is a Target Product, however, a product, substance or material or composition which is based on or derived from a product, material, substance or composition for which the screening test has been started only after the Target or its genomic sequence has become known to the public or to ROCHE independently from the collaboration hereunder, shall not be considered as a Target Product.

1.20 "Technology" means the Assembled Genome or any portion thereof and/or HGS Know-How and/or S. Aureus Data.

1.21 "Vaccine" shall mean products incorporating genes and/or gene products and/or fragments thereof and/or derivatives thereof derived from Technology, utilized for active immunization against infectious agents.

1.22 "Valid Claim" shall mean any claim in an unexpired patent included within the HGS Patents which claim has not been disclaimed of held invalid by a decision beyond the right of review.

1.23 The use herein of the plural shall include the singular and the use of the masculine shall include the feminine.

2.       OBLIGATION OF HGS
         -----------------

2.1      ROCHE hereby  acknowledges  that HGS has provided  ROCHE with S. Aureus
         Data.

2.2 HGS agrees to use its reasonable efforts to provide to ROCHE the Assembled Genome in accordance with Appendix I and until March 31, 1997 at the latest.

"The information below marked [****] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission."
                                      -6-

2.3 HGS agrees to provide HGS Know-How to ROCHE as it becomes available to HGS.

3.       LICENSES
         --------

3.1 For the term of this Agreement, HGS hereby grants to ROCHE a worldwide non-exclusive, royalty bearing license in the Field, under HGS Patent Rights and HGS Know-How, without the right to grant sublicenses for the purpose of performing preclinical research under this Agreement and with the right to grant such sublicenses to develop, make, have made, use and sell Products and Target Products in the Field, in each case in accordance with the terms and conditions of this Agreement.

3.2 HGS grants to ROCHE and its Affiliates the non-exclusive right to use the S. Aureus Data for Research in the Field.

3.3 HGS agrees that for a period of [****] from the date that the Assembled Genome is provided to ROCHE, HGS will not grant access to the Assembled Genome to any third party for use by such third party in the Field.

4.       CONFIDENTIALITY AND PUBLICATION
         -------------------------------

4.1 ROCHE agrees to retain Technology in confidence and not to disclose any such Technology to a third party without the prior written consent of HGS and to use Technology only for the purposes of this Agreement. ROCHE's obligation hereunder shall terminate five (5) years after the expiration or termination of this Agreement.

4.2      The obligations of confidentiality will not apply to Technology which:

         (i) was known to ROCHE or generally known to the public prior to its disclosure hereunder; or

"The information below marked [****] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission."
                                      -7-

         (ii) subsequently becomes known to the public by some means other than a breach of this Agreement;

         (iii) is subsequently disclosed to ROCHE by a third party having a lawful right to make such disclosure;

         (iv) is required by law or bona fide legal process to be disclosed, provided that ROCHE takes all reasonable steps to restrict and maintain confidentiality of such disclosure and provides reasonable notice to HGS; or

         (v) is approved for release by mutual written agreement of the parties.

4.3 HGS shall not publish or allow publication of or otherwise publicly disclose Technology for[****] following the delivery of the Assembled Genome to ROCHE.

4.4 Subject to Art. 4.3 and except as required by law (including applicable federal or state securities laws), neither ROCHE nor HGS shall disclose the terms and conditions of this Agreement to any third party or issue press releases relating to this Agreement for any purpose whatsoever without the other party's prior written consent, which consent shall not be unreasonably withheld.

4.5 The term "ROCHE" as used in Articles 4.1, 4.2 and 4.4 above shall mean and include F.Hoffmann-La Roche Ltd and its Affiliates and consultants who have agreed to be bound by the confidentiality and non-use obligations of this Article 4.

"The information below marked [****] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission."
                                      -8-

5.       ROYALTIES
         ---------

5.1 ROCHE shall pay HGS a royalty of two and one half percent (2 1/2%) of the Net Sales of Products sold or distributed by ROCHE, or a Licensee in a country where such Product would infringe a Valid Claim. The Initial Royalty Payment shall be due in accordance with Art.7.1.

         In the case of Product being sold as a combination of Substance and one or more other therapeutically active principle(s), the parties shall negotiate in good faith and agree on such adjusted royalty rate reflecting the significance of the Substance in relation to the other active principle(s).

5.2 Royalties shall be payable on a country by country, Product by Product basis, for ten (10) years from First Commercial Sale of a Product in a country where such Product would infringe a Valid Claim or until the expiration of the last to expire HGS Patent containing such Valid Claim in such country whichever is later.

5.3      [****]

6.       RESEARCH PAYMENTS
         ------------------

6.1 ROCHE has paid to HGS, a non-refundable and non-creditable research payment of [****] and HGS hereby acknowledges the receipt thereof.

6.2 Within thirty (30) days after delivery of the Assembled Genome by HGS to ROCHE, ROCHE shall pay to HGS an additional research payment of [****] provided that in the event the Assembled Genome data has on or before that date [****], the payment set forth herein shall not be payable.

"The information below marked [****] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission."
                                      -9-

7.       INITIAL ROYALTY PAYMENTS
         ------------------------

7.1 For each Product, ROCHE shall pay HGS an initial royalty payment of [****] within thirty (30) days after [****].

7.2 For each Target Product, ROCHE shall pay to HGS an initial royalty payment of [****] within thirty (30) days after [****].

8.       AUDIT, ACCOUNTING AND PAYMENT
         -----------------------------

8.1 ROCHE shall keep full and accurate books of account containing all particulars that may be necessary for the purpose of calculating all royalties payable to HGS. Such books of account shall be kept at their principal place of business and, abstracts thereof shall be made independently by ROCHE's public accountants and shall be made available for audit not more frequently than once per calendar year and upon at least thirty (30) working days' prior written notice. Any such audit shall be made at the request and expenses of HGS and conducted during regular business hours in such a manner as to not unnecessarily interfere with ROCHE's normal business activities. All information, data documents and abstracts herein referred to shall be used only for the purpose of verifying royalty statements or compliance with this agreement, shall be treated as ROCHE Confidential Information subject to the obligations of this Agreement and need neither be retained more than one (1) year after completion of an audit hereof, if an audit has been requested; nor more than two (2) years from the end of the calendar year to which each shall pertain; nor more than one (1) year after the date of termination of this Agreement, whichever period is shorter. In the event that such audits shall indicate that in any calendar year that the royalties which should have been paid by ROCHE are at least five percent (5 %) greater than those which were actually paid by ROCHE, then ROCHE shall pay the cost of such inspection.

8.2 In each year the amount of royalty due shall be calculated half yearly as of June 30 and December 31 (each as being the last day of an "ACCOUNTING PERIOD") and shall be paid half yearly within the ninety
         (90) days next following such date, every such payment shall be supported by the accounting prescribed in Paragraph 8.3 and shall be made in United States currency. For countries other than the United States, when calculating the adjusted gross sales, the amount of such sales in foreign currencies shall be converted into Swiss Francs as computed in the central ROCHE's Swiss Francs Sales Statistics for the countries concerned, using the average monthly rate of exchange at the time for such currencies calculated on the basis of the average daily rate of exchange as retrieved from the Reuters System during such month.

         When calculating the royalties on Net Sales, such conversion shall be at the average rate of the Swiss Franc to the United States currency calculated on the basis of the average daily rate of exchange as retrieved from the Reuters System for the applicable ACCOUNTING PERIOD.

8.3 With each half yearly payment, ROCHE shall deliver to HGS a full and accurate accounting to include at least the following information:

         (a) Quantity of each Product subject to royalty sold (by country) by ROCHE, and its Affiliates and sublicensees;

         (b) Total adjusted gross sales for each Product subject to royalty sold (by country) by ROCHE, its Affiliates and sublicensees;

         (c)      Total royalties payable to HGS.

8.4 Any tax required to be withheld by ROCHE under the laws of any foreign country for the account of HGS, shall be promptly paid by ROCHE for and on behalf of HGS to the appropriate governmental authority, and ROCHE shall furnish HGS with proof of payment of such tax. Any such tax actually paid on HGS's behalf shall be deducted from royalty payments due HGS.

8.5 Only one royalty shall be due and payable for the manufacture, use and sale of a Product irrespective of the number of patents or claims thereof which cover the manufacture, use and sale of such Product.

8.6
         (a) If at any time a Product is sold in a country in which conditions or legal restrictions exist which prohibit remittance of United States dollars or other currency ("Blocked Country"), the following provisions shall apply to the payment of the corresponding royalty, depending on where the Product is made:

         (i) If such Product is made in the same or another Blocked Country, ROCHE shall have the right and option to make such royalty payment by depositing the amount thereof in the currency of the country of sale or manufacture, at HGS's election, to HGS's account in a bank designated by HGS in such country.

         (ii) If such Product is made in a country which is not a Blocked Country, then a "number' shall be obtained by multiplying the applicable royalty rate by the price at which the Product is sold to the entity selling in the Blocked Country. ROCHE or its Affiliates (A) shall pay that "number' to HGS and (B) shall deposit the excess of the applicable royalty over the "number', in the currency of the country of sale of the Product, to HGS's account in a bank designated by HGS in such Blocked Country.

         (b) If in any country where the Product is sold, rates of royalties provided for herein are prohibited by law or regulation, ROCHE shall pay royalties to HGS at the highest rate permitted in that country for license of the type herein granted, provided that such rate is less than the rate applicable under this Agreement.

9.       INDEMNIFICATION AND WARRANTY
         ----------------------------

9.1      (a)      ROCHE  agrees  to  indemnify   and  hold   harmless  HGS,  its
                  directors, officers, employees,  shareholders and agents (each
                  an  "Indemnitee"),   against  any  and  all  actions,   claims
                  (specifically including, but not limited to, any damages based
                  on  product  liability  claims),   suits,   losses,   demands,
                  judgments,  and other liabilities  (including  attorney's fees until ROCHE assumes the defense as described  below)  asserted by third  parties,  government and  non-government,  resulting
                  from  or  arising  out  of  ROCHE's   activities   under  this
                  Agreement, and/or Research conducted by ROCHE and/or any Product or Target Product which is manufactured, used or sold by or on behalf of ROCHE or a Licensee. If any such claims or actions are made, HGS shall be defended at ROCHE's sole expense by counsel selected by ROCHE and reasonably acceptable to HGS provided that HGS may, at its own expense, also be represented by counsel of its own choosing.

         (b)      ROCHE's  indemnification  hereunder  shall  not  apply  to any liability, damage, loss or expense of an Indemnitee to the extent that it is attributable to the negligence or intentional misconduct (including breach of warranty) by the Indemnitee, in which case HGS shall indemnify and hold harmless ROCHE under the same terms and conditions as required of ROCHE hereunder.

         (c) ROCHE shall have the right to control the defense, settlement or compromise of any such action; however, no settlement or compromise shall be made without the consent of HGS which consent shall not be unreasonably withheld.

9.2 HGS and ROCHE warrant to each other that it has the full right and authority to enter into this Agreement and that it is not aware of any impediment which would inhibit its ability to perform any of its obligations.

10.      ASSIGNMENT, SUCCESSORS
         ----------------------

10.1 This Agreement shall not be assignable by either of the parties without the prior written consent of the other party (which consent shall not be unreasonably withheld), except that either party may assign this Agreement to an Affiliate or to a successor in interest or transferee of all or substantially all of the portion of the business to which this Agreement relates.

10.2 Subject to the limitations on assignment herein, this Agreement shall be binding upon and inure to the benefit of said successors in interest and assigns of ROCHE and HGS. Any such successor or assignee of a party's interest shall expressly assume in writing the performance of all the terms and conditions of this Agreement to be performed by said party and such Assignment shall not relieve the Assignor of any of its obligations under this Agreement.

11.      TERMINATION
         -----------

11.1 Except as otherwise specifically provided herein and unless sooner terminated pursuant to Paragraph 1 1.2 of this Agreement, this
         Agreement and the licenses and rights granted thereunder shall on a country-by-country basis remain in full force and effect until ROCHE's obligations to pay royalties hereunder has expired. After such expiry in such country, ROCHE shall have the right to use or have used the rights and licenses granted to ROCHE hereunder in such country without further payment to HGS. In addition, after receipt of the Assembled Genome and payment of the license fee set forth in Article 6.2, ROCHE shall have the right to terminate this Agreement at any time within sixty (60) days prior written notice; provided that upon such termination all rights and licenses granted to ROCHE hereunder shall terminate and ROCHE shall be bound by the covenant set forth in Article 12.1

11.2 Upon material breach of any material provisions of this Agreement by either party to this Agreement, in the event the breach is not curred within thirty (30) days after written notice to the breaching party by the other party, in addition to any other remedy it may have, the other party at its sole option may terminate this Agreement, provided that such other party is not then in breach of this Agreement.

11.3 The termination of this Agreement means that all rights and obligations of this Agreement shall terminate except those of Articles 4, 9 and 12 and of Paragraphs 3.2, 7.1, 7.2, 11.1, 11.3 and 11.4 of this Agreement.

11.4 Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination.

12.      COVENANTS OF ROCHE
         ------------------

12.1 ROCHE hereby covenants that, so long as the Technology is not publicly known, it will use the Technology solely in the Field and only to the extent ROCHE retains a license hereunder with respect thereto.

12.2 ROCHE hereby guarantees and shall be responsible for compliance by its Affiliates with all terms and conditions of this Agreement.

13.      GENERAL PROVISIONS
         ------------------

13.1 The relationship between HGS and ROCHE is that of independent contractors. HGS and ROCHE are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no relationship other than as independent contracting parties. HGS shall have no power to bind or obligate ROCHE in any manner. Likewise, ROCHE shall have no power to bind or obligates HGS in any manner.

13.2 This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and supersedes all prior agreements in this respect. There shall be no amendments or modifications to this Agreement, except by a written document which is signed by both parties.

13.3 This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

         In the event of any controversy or claim arising out of or relating to any provision of this Agreement or the breach thereof, the parties shall try to settle those conflicts amicably between themselves.

         Should the parties fail to agree, any controversy, dispute or claim which may arise out of or in connection with this Agreement, or the breach, termination or validity thereof other than with respect to patent validity shall be settled by final and binding arbitration pursuant to the Rules of the American Arbitration Association ("AAA") as herein provided.

         (a) The Arbitration Tribunal shall consist of three arbitrators. Each party shall nominate in the request for arbitration and the answer thereto one arbitrator and the two arbitrators so named will then jointly appoint the third arbitrator as chairman of the Arbitration Tribunal. If one party fails to nominate its arbitrator or, if the parties' arbitrators cannot agree on the person to be named as chairman within sixty (60) days, the necessary appointments shall be made under the rules of the AAA.

         (b) The place of arbitration shall be in Wilmington, Delaware and the arbitration proceedings shall be held in English. The procedural law of the place of arbitration shall apply where the AAA Rules are silent.

         (c) The award of the Arbitration Tribunal shall be final and judgement upon such an award may be entered in any competent court or application may be made to any competent court for judicial acceptance of such an award and order of enforcement.

13.4 The headings in this Agreement have been inserted for the convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

13.5 Any delay in enforcing a party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of a party's right to the future enforcement of its rights under this Agreement, excepting only as to an expressed written and signed waiver as to a particular matter for a particular period of time.

13.6 Notices. Any notices given pursuant to this Agreement shall be in writing and shall be deemed to have been given and delivered upon the earlier of (i) when received at the address set forth below, or (ii) three (3) business days after mailed by certified or registered mail postage prepaid and properly addressed, with return receipt requested, or (iii) on the day when sent by facsimile as confirmed by certified or registered mail. Notices shall be delivered to the respective parties as indicated:

                  To HGS:           Human Genome Sciences, Inc.
                                    9410 Key West Avenue
                                    Rockville, MD 20850
                                    Attn: CEO

                  Copy to: Carella, Byrne, Bain, Gilfillan, Cecchi, Stewart & Olstein
                                    6 Becker Farm Road
                                    Roseland, New Jersey 07068
                                    Fax No. (201) 994-1744
                                    Attn: Elliot M. Olstein, Esq.

                  To ROCHE:         F.Hoffmann-La Roche Ltd
                                    Grenzacherstrasse 124
                                    CH-4070 Basel
                                    Switzerland
                                    Attn: Corporate Law

                                    and

                                    Hoffmann-La Roche Inc.

                                    340 Kingsland Street
                                    Nutley, New Jersey 07110-1199

                                    U.S.A.

                                    Att: Corporate Secretary

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

Basel, this March 12, 1996                     F.HOFFMANN-LA ROCHE LTD


                                               /s/
                                               ---------------------------------



                                                              Apprv'd As To Form
                                                                       LAW DEPT.

Nutley, this March 12, 1996                    HOFFMANN-LA ROCHE INC.
                                                                    By /s/
                                                                       ---------


                                               /s/
                                               ---------------------------------

Rockville, this March 20, 1996                 HUMAN GENOME SCIENCES, INC.

                                               /s/ William A. Haseltine
                                              ---------------------------------
                                                William A. Haseltine

[LOGO]
"The information below marked [****] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission."

APPENDIX I: STREPTOCOCCUS PNEUMONIAE

1.       Sequencing and Genome Assembly

         Our plan is to sequence and assemble the [****] of Streptococcus pneumoniae. This strain is a Type IV pathogenic clinical isolate. Sequencing will be performed in both a sheared genomic library (present in the plasmid pUC18) containing inserts of approximately [****] and a lambda genome library containing inserts of approximately [****]. The majority of our sequencing efforts will be from 2-3 libraries prepared in pUC18. Sequencing will be performed from both the 5' and 3' ends of each clone picked. Clones will be stored as glycerol stocks in 96-well microtiter dishes and will be made available to Roche as well as the host E. coli strain SURE2 (Stratagene) in which the libraries have been established and the S. pneumoniae strain [****].

         Based on preliminary sequencing efforts, approximately [****] nucleotides from each genomic insert will be obtained from both the 5' and 3' end on first-pass sequencing. Assuming a genomic size of 2.3-2.5 MB, approximately [****] high quality sequencing reactions will be required to obtain a 3-5X coverage of the genome. As only [****] of sequencing reactions result in high quality sequence information, we estimate that the number of sequencing reactions will be significantly higher than the [****] predictedrequired to provide [****] coverage of the genome. After adequate coverage [****] of the genome is complete, further sequencing on selected clones from both the pUC18 and lambda libraries will be required to obtain closure of the genome. In addition, other methods, including PCR, will be used to order and complete the genome sequence map. The final accuracy of the assembled genome will be equivalent to the [****]. As sequence ambiguities in important genes may not be acceptable, HGS will undertake additional in-depth sequencing of clones selected by Roche (see #2 below)

2.       Individual Gene Sequencing

         For those sequences of most importance to Roche (limited to [****]), further in-depth sequencing will be performed if after a threefold coverage there still exists sequence ambiguities in the individual clones. We estimate that a [****] coverage of individual genes in question will be more than sufficient to resolve all sequencing ambiguities. Sequencing of these chosen clones will continue through the time perod in which Roche has exclusive access.

"The information below marked [****] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission."

3.       Data Transmittal

         Our plan is to submit edited sequence information weekly to Hoffmann-La Roche. Potential homologies of Streptococcus pneumoniae genes to known genes obtained by Blast analysis will also be provided. Once an appropriate [****] coverage is obtained, preliminary assembly data can also be provided. Both raw data and a chromatogram representing the actual sequence run can be provided if needed.

         We look forward to working with your informatics people to implement a responsive and reliable method for transmitting sequence information and annotation throughout the project. An effective transmission scheme should:

         * Deliver information in a usable electronic form

         * Maintain key relationships among the various data elements

         * Transmit additions and changes to the information as they occur

         * Ensure transmission integrity; enable simple recovery from network or equipment failures

         * Ensure the data is secure from unauthorized disclosure

         The details of the transmission technique should be worked out jointly between Roche and HGS technical experts. Several schemes are possible to meet these objectives.

         Our recommendation is to use a transaction-based "store and forward" system to transmit sequence information, sequence annotation, preliminary assemblies and the genome as it is being completed. Under this architecture, a database server at Roche facilities will be connected with the HGS network via an encrypted wide-area network link. As changes are posted to the HGS database, they will be transmitted automatically to a database machine at Roche where the transactions will executed on the Roche copy of the database.

         This architecture has the advantage of delivering the information directly in database format without requiring the development of export/import procedures. Delivering information in database format ensures that key relationships among database entities and database integrity constraints are maintained across the wide-area link. HGS currently uses the Sybase database management system, so the Sybase Replication Server product is the natural candidate for performing the wide-area database synchronization functions.

         Obviously, there are other scenarios we can follow. Please feel free to have your informatics group contact us regarding additional possibilities and suggestions for data transmittal if they believe that the above does not adequately address the needs of Hoffmann-La Roche.

"The information below marked [****] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission."

4.       Timeline

         * Preparation of [****] insert libraries in [****] - one is completed, others are ongoing

         * Preparation of lambda genomic library - [****]

                                                                    Estimated
                                                                    Completion
                                                                   -------------
         Sequencing to obtain [****] coverage - [****] weeks        [*
         [****] Coverage - 20 weeks                                  *
         [****] Coverage (if needed) - [****] weeks                  *]

         Further sequencing, gap filling and genome assembly is estimated to take an additional [****], suggesting a final completion date of between [****] . Patent submission on the assembled genome will likely take place within this time frame.

         Assuming a genome size of 2.5 MB, sequence runs of [****] base pairs, and [****] of sequencing reactions resulting in high quality sequence.

         APPENDIX II:  STAPHYLOCOCCUS AUREUS

1.       Sequencing Data Set

         HGS will provide sequence information and frozen bacterial glycerol stocks for [****] GSTs (Genome-Specific Tags). This library was prepared with sheared genomic DNA from Staphylococcus strain [****], a strain cured of the prophages present in the NCTC8325 strain of S. aureus. The genomic library is present in plasmid pBluescript (Stratagene). The average sequence read on these GSTs is [****] nucleotides and the fragment sizes range from [****] bp. Plasmids are present in E. coli strain XL-1 Blue (Stratagene).